SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549


                            FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of report (Date of earliest event reported) October 7, 1999


                     Brunswick Corporation
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

             1-1043                          36-0848180
     (Commission File Number)   (IRS Employer Identification No.)

     1 North Field Court, Lake Forest, Illinois  60045-4811
      (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (847) 735-4700


 (Former name or former address, if changed since last report.)


Item 5.   Other Events

     Brunswick Corporation announced that it has reached agreements to settle three pending lawsuits. As a result, the company will record a charge to operating earnings estimated at approximately $31.0 million after tax, or $0.33 per diluted share, in the third quarter of 1999. All three complaints followed the allegations contained in an antitrust suit brought in Little Rock, Arkansas, where, as previously disclosed, a jury awarded a group of 22 boat builders treble damages totaling $133 million in June 1998.

     The settlements cover a suit filed by Volvo Penta of the Americas, Inc., Brunswick's principal competitor in the sale of sterndrive engines; a class action suit filed by a former Brunswick boat dealer purporting to represent all marine dealers who purchased from Brunswick MerCruiser sterndrive and inboard engines and boats equipped with such engines; and a class action suit filed by an individual purporting to represent all retail purchasers of boats equipped with MerCruiser sterndrive and inboard engines in 16 states and the District of Columbia. In addition, as part of the settlement with Volvo Penta, the company has entered into a long-term supply agreement to purchase diesel sterndrive and inboard engines from Volvo for use in certain models of boats manufactured by Brunswick. The two class action settlements are subject to approval by the courts.

     The appeal of the Little Rock verdict is currently pending, and the company anticipates a decision in the next three to six months. While there can be no assurance, the company believes it is likely to prevail on appeal and obtain either a new trial or judgment in its favor. A class action suit seeking to represent all boat builders not represented in the Little Rock case has been stayed on the merits of the claims pending the outcome of the appeal.

Forward Looking Statements

     Certain statements in this Form 8-K are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this filing. These risks include, but are not limited to, Year 2000 issues including the effectiveness of the Company's remediation and replacement initiatives, the readiness of third parties including customers and suppliers and the Company's ability to complete the information systems initiatives within the time and cost estimated; inventory adjustments by major retailers; competitive pricing pressures; the outcome of pending or potential litigation; and adverse weather conditions retarding sales of outdoor recreation products.



                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BRUNSWICK CORPORATION



DATE:  October 14, 1999            By:     /s/ Dustan McCoy
                                   Name: Dustan McCoy
                                   Title:    Vice President and
                                         General Counsel